NEWS RELEASE

CONTACT:      Kenneth J. Wagner, SVP Investor Relations
              Provident Financial Services, Inc.
              (201) 915-5344

FOR RELEASE:  7:43 A.M. Eastern Time: January 24, 2008


         Provident Financial Services, Inc. Announces Fourth Quarter and
                               Full-Year Earnings
                  for 2007 and Declares Quarterly Cash Dividend


JERSEY CITY, NJ, January 24, 2008 ---/ PRNewswire-First Call/- Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported basic and diluted earnings per share of $0.08 for the quarter ended December 31, 2007, compared to basic and diluted earnings per share of $0.23 and $0.22, respectively, for the quarter ended December 31, 2006. Basic and diluted earnings per share were $0.63 for the year ended December 31, 2007, compared to basic and diluted earnings per share of $0.88 and $0.87, respectively, for the year ended December 31, 2006. Net income for the three months ended December 31, 2007 totaled $4.7 million, compared to $13.4 million reported for the same period in 2006. Net income was $37.4 million for the year ended December 31, 2007, compared to $53.7 million for the same period in 2006. The primary reasons for the decreases in quarterly and annual net income for 2007 compared with the same periods in 2006 were the continued compression of the net interest margin, an increase in the provision for loan losses as a result of increased non-performing loans and increased non-interest expense, primarily compensation and benefits expense, resulting from the acquisition of First Morris Bank & Trust ("First Morris") as of April 1, 2007.

Earnings and per share data for the three months and year ended December 31, 2007 reflect the impact of a previously announced executive separation agreement which resulted in a one-time charge of $655,000, net of tax, or $0.01 per share. Earnings and per share data for the three months and year ended December 31, 2007 also reflect the impact of a securities impairment charge of $1.0 million, net of tax, or $0.02 per share, and losses recognized on sales of securities in connection with portfolio repositioning totaling $632,000, net of tax, or $0.01 per share. Earnings and per share data for the year ended December 31, 2007 further reflect the impact of a previously announced voluntary resignation program which resulted in a one-time charge of $2.1 million, net of tax, or $0.04 per share. In addition, earnings and per share data for the year ended December 31, 2007 reflect the impact of a settlement of an insurance claim resulting in a recovery of $3.5 million, net of tax, or $.06 per share, related to a fraud loss that occurred and was recognized in 2002, the Company's acquisition of First Morris from April 1, 2007, the date the acquisition was completed, and one-time expenses of $246,000, net of tax, related to the merger and integration of First Morris' operations. Earnings and per share data for the year ended December 31, 2006 were impacted by a one-time executive severance payment which resulted in an after-tax charge of $473,000, or $0.01 per share.

Paul M. Pantozzi, Chairman and Chief Executive Officer, commented, "While we have no direct exposure to subprime loans or collateralized debt obligations, the resulting downturn in the general economy that continued during the past quarter impacted certain of our commercial credits, and we reassessed our risk ratings and increased reserves accordingly. A further outgrowth of this adverse environment was impairment to the value of an investment in our securities portfolio, and the appropriate charge was recognized. Also, our net interest margin remained under pressure, as recent reductions in the level of short-term interest rates had an immediate impact on asset yields, while their effect on liability costs has yet to be fully realized due to competitive deposit pricing." Pantozzi added, "Despite these headwinds, we believe that our business fundamentals remain solid. Our capital position is strong, our commitment to asset quality remains a priority, and we continue to operate in an economically resilient though competitive market place."

Declaration of Quarterly Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.11 per common share payable on February 28, 2008, to stockholders of record as of the close of business on February 15, 2008.

Balance Sheet Summary

Total assets increased to $6.36 billion at December 31, 2007, compared to $5.74 billion at December 31, 2006, due primarily to the acquisition of First Morris. The fair value of assets acquired in the First Morris transaction totaled $554.2 million at April 1, 2007. The fair value of deposits and borrowings assumed from First Morris totaled $509.0 million and $12.8 million, respectively, at April 1, 2007.

Total investments decreased $48.0 million, or 3.9%, during the year ended December 31, 2007. The decrease was primarily attributable to paydowns on mortgage-backed securities and maturities of debt securities, as well as sales of $40.8 million in mortgage-backed and debt securities acquired from First Morris. In the fourth quarter of 2007, the Company repositioned a portion of its securities portfolio, selling an additional $81.2 million of mortgage-backed securities with a weighted average life of 1.4 years and a weighted average yield of 4.10%, and recognizing a loss on sale of $972,000. Proceeds from the fourth quarter 2007 securities sales were reinvested in government agency and AAA rated mortgage-backed securities, with a weighted average life of 4.7 years and a weighted average yield of 5.26%.

The Company's net loans increased $504.3 million, or 13.4%, to $4.26 billion at December 31, 2007, from $3.75 billion at December 31, 2006, including the acquisition of $335.3 million in loans from First Morris. For the year ended December 31, 2007, loans originated and acquired from First Morris of $1.61 billion and loan purchases of $79.1 million were partially offset by repayments of $1.17 billion. Compared with December 31, 2006, and including loans acquired from First Morris, commercial loans increased $208.3 million, commercial mortgage and multi-family loans increased $144.6 million, residential mortgage loans increased $82.4 million, consumer loans increased $51.2 million, and construction loans increased $26.7 million. Commercial real estate, construction and commercial loans represented 45.2% of the loan portfolio at December 31, 2007, compared to 41.3% at December 31, 2006.

At December 31, 2007, the Company's unfunded loan pipeline totaled $767.5 million, including $233.4 million in construction loan commitments, $201.8 million in commercial loan commitments and $98.4 million in commercial mortgage commitments. The unfunded loan pipeline at September 30, 2007 was $817.3 million.

Intangible assets increased $91.0 million, to $520.7 million at December 31, 2007, from $429.7 million at December 31, 2006, as a result of $89.1 million of goodwill and an $8.4 million core deposit intangible recorded in connection with the acquisition of First Morris.

Total deposits increased $398.4 million, or 10.4%, during the year ended December 31, 2007, including $509.0 million in deposits assumed from First Morris. Total deposits were $4.22 billion at December 31, 2007, with core deposits, consisting of savings and demand deposit accounts, representing 61.2% of total deposits. In addition, borrowed funds increased $234.1 million, or 27.8%, during the year ended December 31, 2007.

Common stock repurchases for the three months and year ended December 31, 2007 totaled 2.4 million shares at an average cost of $15.08 per share, and 7.3 million shares at an average cost of $16.09 per share, respectively. At December 31, 2007, book value per share and tangible book value per share were $16.78 and $8.05, respectively, compared with $16.12 and $9.32, respectively, at December 31, 2006.

Results of Operations

Net Interest Margin

The net interest margin decreased 13 basis points to 2.84% for the quarter ended

December 31, 2007, compared with 2.97% for the quarter ended September 30, 2007. The net interest margin for the quarter ended December 31, 2007 decreased 24 basis points compared with the net interest margin of 3.08% for the quarter ended December 31, 2006. The weighted average yield on interest-earning assets was 5.76% for the three months ended December 31, 2007, compared with 5.87% for the trailing quarter and 5.66% for the three months ended December 31, 2006. The weighted average cost of interest-bearing liabilities was 3.33% for the quarter ended December 31, 2007, compared with 3.34% for the trailing quarter and 3.03% for the fourth quarter of 2006.

For the year ended December 31, 2007, the net interest margin was 2.96%. This was a decrease of 27 basis points compared with the net interest margin of 3.23% for the year ended December 31, 2006. The weighted average yield on interest-earning assets was 5.79% for the year ended December 31, 2007, compared with 5.54% for the year ended December 31, 2006. The weighted average cost of interest-bearing liabilities was 3.27% for the year ended December 31, 2007, compared with 2.74% for the same period in 2006.

The year-over-year increase in rates on interest-earning assets and interest-bearing liabilities reflect the repricing to higher market interest rates experienced throughout 2006 and the first nine months of 2007. The compression in the net interest margin for the year ended December 31, 2007 is reflective of the prolonged flat or inverted yield curve that existed throughout 2006 and much of the first nine months of 2007. Since the Federal Reserve began tightening interest rates in June 2004, the Federal funds borrowing rate was increased 17 times, for a total of 425 basis points, before the Federal funds borrowing rate was decreased 50 basis points on September 18, 2007. The Federal funds borrowing rate was subsequently reduced an additional 25 basis points at each of the October 31, 2007 and December 11, 2007 Federal Open Market Committee meetings. The Federal Reserve's actions throughout 2006 and 2007 had an overall unfavorable impact on the repricing of deposits in 2007 when compared with 2006. The September 18, 2007 and fourth quarter 2007 rate reductions began to have some favorable effect on deposit pricing in the fourth quarter of 2007, as the average cost of deposits for the three months ended December 31, 2007 was 3.11%, compared with 3.17% for the trailing quarter, and compared with 2.81% for the same period last year. The average cost of borrowings for the three months ended December 31, 2007 was 4.19%, compared with 4.16% for the trailing quarter and 3.95% for the same period last year. In addition to the impact of market interest rate movements, the net interest margin and earning asset yield for the fourth quarter and year ended December 31, 2007, were adversely impacted by reduced loan yields resulting from increases in non-accrual loans and the related reversal of $355,000 of interest income.

Non-Interest Income

Non-interest income totaled $5.5 million for the quarter ended December 31, 2007, a decrease of $3.5 million, or 38.5%, compared to the same period in 2006. The Company recorded an other-than-temporary impairment charge totaling $1.0 million in the fourth quarter of 2007, related to a reduction in the market value of an investment in the common stock of a publicly traded financial institution. Prior to the charge, the impairment was recorded as an unrealized loss on securities available for sale and reflected as a reduction of equity through accumulated other comprehensive income. In addition, net losses on securities transactions totaled $923,000 for the quarter ended December 31, 2007, compared with net gains of $1.2 million for the same quarter in 2006. Fee income decreased $146,000 for the quarter ended December 31, 2007, compared with the same period in 2006, as a result of equity fund losses, despite a $647,000, or 13.4% increase in retail fees. Other income decreased $213,000 for the quarter ended December 31, 2007 compared with the same period in 2006, primarily as a result of a non-recurring gain recognized on the sale of deposits in 2006.

For the year ended December 31, 2007, non-interest income totaled $35.5 million, an increase of $3.6 million, or 11.2%, compared to the same period in 2006. The Company recorded a one-time gain on an insurance settlement of $5.9 million, before taxes, related to the resolution of previously disclosed litigation. The Company recorded an other-than-temporary impairment charge on an investment totaling $1.0 million in the fourth quarter of 2007. In addition, net losses on securities transactions totaled $984,000 for the year ended December 31, 2007, compared with net gains of $1.2 million for 2006. Fee income increased $1.2 million, or 5.3%, for the year ended December 31, 2007, compared to the same period in 2006, as a result of increases in retail fees and trust income attributable to the First Morris acquisition. Other income decreased $644,000, or 28.3%, for the year ended December 31, 2007, compared to the same period in 2006, due primarily to non-recurring gains recorded on the call of FHLB advances and the sale of deposits during 2006.

Non-Interest Expense

For the three months ended December 31, 2007, non-interest expense increased $5.8 million, or 20.7%, to $33.8 million, compared to $28.0 million for the three months ended December 31, 2006. For the three months ended December 31, 2007, compensation and benefits expense increased $3.3 million compared with the same period in 2006, primarily as a result of a $1.0 million one-time charge related to a previously announced executive separation agreement, the addition of branch and lending staff from First Morris and the addition of small business and middle market relationship managers to support the Company's business lending and deposit gathering initiatives. Amortization of intangibles increased $295,000 for the quarter ended December 31, 2007, compared with the same period in 2006, primarily as a result of the amortization of the core deposit intangible recorded in connection with the First Morris acquisition. Additional increases in occupancy expense of $658,000 and advertising expense of $845,000 for the quarter ended December 31, 2007, compared with the same period in 2006, are also due primarily to the acquisition and integration of First Morris' operations. Other operating expenses increased $750,000 due to increases in several categories, including examination fees, consulting fees, printing and supplies costs, debit card expense, and miscellaneous losses.

For the year ended December 31, 2007, non-interest expense increased $14.7 million, or 12.5%, to $133.0 million, compared to $118.3 million for the year ended December 31, 2006. Compensation and benefits expense increased $8.9 million, primarily as a result of one-time severance costs totaling $4.2 million in connection with a previously announced voluntary resignation program and an executive separation agreement, as well as the addition of branch and lending staff from First Morris and the addition of small business and middle market relationship managers. Data processing expense increased $781,000 due primarily to merger-related charges recorded in connection with the acquisition of First Morris. Amortization of intangibles increased $698,000 for the year ended December 31, 2007, compared with the same period in 2006, primarily as a result of the amortization of the core deposit intangible recorded in connection with the First Morris acquisition. Additional increases in occupancy expense of $1.4 million and advertising expense of $1.1 million for the year ended December 31, 2007, compared with the same period in 2006, are also due primarily to the acquisition and integration of First Morris' operations. Other operating expenses increased $1.9 million for the year ended December 31, 2007, compared with the same period in 2006, due to increases in several categories, including Community Reinvestment Act related grants for the origination of mortgages to low- and moderate-income borrowers, printing and supplies costs, examination fees, debit card expense, loan collection expense and miscellaneous losses.

Asset Quality

Total non-performing loans at December 31, 2007 were $34.6 million, or 0.81% of total loans, compared with $7.5 million, or 0.20% of total loans at December 31, 2006. The increase in non-performing loans was primarily due to the movement in the fourth quarter of 2007 of four commercial and commercial mortgage loans with total outstanding balances of $23.1 million to non-accrual status. All four of these loans have been evaluated under Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," and were recognized as impaired. One loan in the amount of $3.6 million is secured by real estate with a current estimated loan to value ratio of 48.0%, and therefore there is no specific reserve associated with this loan at this time. Based on an assessment of current collateral values and/or estimates of future cash flows, the remaining three loans have estimated potential losses of $2.9 million, and a specific reserve for that amount has been established.

At December 31, 2007 the Company's allowance for loan losses was 0.95% of total loans, compared with 0.86% of total loans at December 31, 2006. The Company recorded provisions for loan losses of $3.7 million and $6.5 million for the three months and year ended December 31, 2007, respectively, compared with provisions of $100,000 and $1.3 million for the three months and year ended December 31, 2006, respectively. For the three months and year ended December
31, 2007, the Company had net charge-offs of $539,000 and $1.0 million, respectively, compared with net recoveries of $137,000 and net charge-offs of $866,000 for the same periods in 2006. The allowance for loan losses increased $8.3 million to $40.8 million at December 31, 2007, from $32.4 million at December 31, 2006. The increase in the allowance was attributable to the addition of First Morris' loan portfolio and the related $2.8 million of allowance for loan losses, as well as the current provision of $6.5 million. The increase in the loan loss provision for the three months and year ended December 31, 2007, compared with the same periods in 2006, was attributable to an increase in non-performing loans, downgrades in risk ratings, growth in the loan portfolio and an increase in commercial loans as a percentage of the loan portfolio to 45.2% at December 31, 2007, compared to 41.3% at December 31, 2006.


Income Tax Expense

For the three months ended December 31, 2007, the Company's income tax expense was $1.6 million. This compared with $6.0 million for the same period in 2006. For the year ended December 31, 2007, the Company's income tax expense was $13.5 million, compared with $23.2 million for the same period in 2006. The decrease in income tax expense was attributable to reduced income before income taxes and a lower effective tax rate. For the three months and year ended December 31, 2007, the Company's effective tax rates were 24.9% and 26.5%, compared with 31.0% and 30.2% for the three months and year ended December 31, 2006. The reduction in the Company's effective tax rate was primarily a result of a larger proportion of the Company's income being derived from tax-exempt interest and Bank-owned life insurance appreciation.

Acquisition of First Morris Bank & Trust

On April 1, 2007, First Morris was merged with and into the Company's subsidiary, The Provident Bank. Consideration was paid to First Morris stockholders in a combination of Company common stock and cash. The merger added nine branches to The Provident Bank in Morris County, New Jersey.


About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products. At December 31, 2007, the Bank operated 85 full service branches throughout northern and central New Jersey.


Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on January 24, 2008 regarding highlights of the Company's fourth quarter 2007 financial results. The call may be accessed by dialing 1-800-860-2442 (Domestic) or 1-412-858-4600 (International). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Condition
               December 31, 2007 (Unaudited) and December 31, 2006
                             (Dollars in Thousands)


                            Assets                                       December 31, 2007              December 31, 2006
                                                                  --------------------------------  ---------------------------


Cash and due from banks                                          $                     83,737     $                 89,390
Federal funds sold                                                                     18,000                            --
Short-term investments                                                                 38,892                        2,667
                                                                  --------------------------------  ---------------------------
                   Total cash and cash equivalents                                    140,629                       92,057
                                                                  --------------------------------  ---------------------------

Investment securities (market value of $359,699
         at December 31, 2007 (unaudited) and $386,380
         at December 31, 2006)                                                        358,491                      389,656
Securities available for sale, at fair value                                          769,615                      790,894
Federal Home Loan Bank stock                                                           39,764                       35,335

Loans                                                                               4,296,291                    3,783,664
         Less allowance for loan losses                                                40,782                       32,434
                                                                  --------------------------------  ---------------------------
                   Net loans                                                        4,255,509                    3,751,230
                                                                  --------------------------------  ---------------------------

Foreclosed assets, net                                                                  1,041                          528
Banking premises and equipment, net                                                    79,138                       59,811
Accrued interest receivable                                                            24,665                       21,705
Intangible assets                                                                     520,722                      429,718
Bank-owned life insurance                                                             121,674                      116,271
Other assets                                                                           48,143                       55,759
                                                                  --------------------------------  ---------------------------
                   Total assets                                  $                  6,359,391     $              5,742,964
                                                                  --------------------------------  ---------------------------

             Liabilities and Stockholders' Equity
Deposits:
         Demand deposits                                         $                  1,553,625     $              1,005,679
         Savings deposits                                                           1,031,725                    1,261,282
         Certificates of deposit of $100,000 or more                                  480,362                      393,834
         Other time deposits                                                        1,159,108                    1,165,668
                                                                  --------------------------------  ---------------------------
                   Total deposits                                                   4,224,820                    3,826,463

Mortgage escrow deposits                                                               18,075                       17,616
Borrowed funds                                                                      1,075,104                      840,990
Other
liabilities                                                                            40,598                       38,739
                                                                  --------------------------------  ---------------------------
                   Total liabilities                                                5,358,597                    4,723,808
                                                                  --------------------------------  ---------------------------

Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                 --                            --
Common stock, $0.01 par value, 200,000,000 shares authorized,
  83,209,293 shares issued and 59,646,936 shares outstanding at
  December 31, 2007, and 79,879,017 shares issued and
   63,233,548 shares outstanding at December 31, 2006                                      832                         799
Additional paid-in capital                                                           1,009,120                     937,616
Retained earnings                                                                      437,503                     424,958
Accumulated other comprehensive income (loss)                                            4,335                      (7,150)
Treasury stock at cost                                                                (383,407)                   (266,587)
Unallocated common stock held by Employee Stock
  Ownership Plan                                                                       (67,589)                    (70,480)
Common Stock acquired by the Directors' Deferred Fee Plan                               (7,759)                    (13,010)
Deferred compensation - Directors' Deferred Fee Plan                                     7,759                      13,010
                                                                   -------------------------------  ---------------------------
                   Total stockholders' equity                                        1,000,794                   1,019,156
                   Total liabilities and stockholders' equity    $                   6,359,391    $              5,742,964
                                                                   -------------------------------  ---------------------------

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                        Consolidated Statements of Income
       Three Months and Year Ended December 31, 2007 and 2006 (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)

                                                          Three Months Ended                   Year Ended
                                                             December 31,                     December 31,
                                                     -----------------------------   --------------------------------
                                                                                     --------------------------------
                                                        2007            2006             2007              2006
                                                     ------------   --------------   -------------    ---------------
                                                             (Unaudited)                        (Unaudited)

Interest income:
  Real estate secured loans                        $     42,191           40,275        167,506            160,192
  Commercial loans                                       12,271            7,522         42,151             27,840
  Consumer loans                                         10,071            9,178         39,132             34,999
  Investment securities                                   3,742            4,115         15,406             16,828
  Securities available for sale                           9,493            9,669         38,107             41,876
  Other short-term investments                               38               34            153                161
  Federal funds                                              12              191            122                243
                                                     ------------   --------------   -------------    ---------------
                    Total interest income                77,818           70,984        302,577            282,139
                                                     ------------   --------------   -------------    ---------------

Interest expense:
  Deposits                                               29,260           24,284        112,923             84,191
  Borrowed funds                                         10,275            7,887         34,776             31,884
  Subordinated debentures                                   --              281              --              1,536
                                                     ------------   --------------   -------------    ---------------
                    Total interest expense               39,535           32,452        147,699            117,611
                                                     ------------   --------------   -------------    ---------------
                    Net interest income                  38,283           38,532        154,878            164,528

Provision for loan losses                                 3,730              100          6,530              1,320
                                                     ------------   --------------   -------------    ---------------

                    Net interest income after
                    provision for loan losses            34,553           38,432        148,348            163,208
                                                     ------------   --------------   -------------    ---------------
Non-interest income:
  Fees                                                    5,939            6,085         24,538             23,305
  Gain on insurance settlement                              --                --          5,947                 --
  Bank-owned life insurance                               1,377            1,338          5,403              5,196
  Impairment charge on securities                        (1,003)              --         (1,003)                --
  Net (loss) gain on securities transactions               (923)           1,217           (984)             1,170
  Other income                                              146              359          1,636              2,280
                                                     ------------   --------------   -------------    ---------------
                    Total non-interest income             5,536            8,999         35,537             31,951
                                                     ------------   --------------   -------------    ---------------

Non-interest expense:
  Compensation and employee benefits                     17,399           14,099         72,183             63,295
  Net occupancy expense                                   4,980            4,322         19,431             18,054
  Data processing expense                                 2,193            2,243          9,106              8,325
  Amortization of intangibles                             1,671            1,376          6,586              5,888
  Advertising and promotion                               1,601              756          4,942              3,819
  Other operating expenses                                5,990            5,240         20,765             18,892
                                                     ------------   --------------   -------------    ---------------
                    Total non-interest expense           33,834           28,036        133,013            118,273
                                                     ------------   --------------   -------------    ---------------
                    Income before income tax              6,255           19,395         50,872             76,886
                    expense
Income tax expense                                        1,560            6,015         13,492             23,201
                                                     ------------   --------------   -------------    ---------------
                    Net income                     $      4,695           13,380         37,380            $53,685
                                                     ------------   --------------   -------------    ---------------

Basic earnings per share                           $       0.08           $ 0.23           0.63            $  0.88
Average basic shares outstanding                     56,931,990       58,831,921     59,067,438         60,968,533

Diluted earnings per share                         $       0.08           $ 0.22           0.63            $  0.87
Average diluted shares outstanding                   56,931,990       59,565,397     59,067,438         61,703,906

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except share data) (Unaudited)

                                                           2007          2006             2007              2006
                                                           ----          ----             ----              ----
INCOME STATEMENT:
Net interest income                                     $38,283         $38,532       $154,878         $164,528
Provision for loan losses                                 3,730             100          6,530            1,320
Non-interest income                                       5,536           8,999         35,537           31,951
Non-interest expense                                     33,834          28,036        133,013          118,273
Income before income tax expense                          6,255          19,395         50,872           76,886
Net income                                                4,695          13,380         37,380           53,685
Basic earnings per share                                  $0.08           $0.23          $0.63            $0.88
Diluted earnings per share                                $0.08           $0.22          $0.63            $0.87
Interest rate spread                                      2.43%           2.63%          2.52%            2.80%
Net interest margin                                       2.84%           3.08%          2.96%            3.23%

PROFITABILITY:
Annualized return on average assets                       0.30%           0.92%          0.62%            0.92%
Annualized return on average equity                       1.85%           5.23%          3.63%            5.17%
Annualized non-interest expense to average assets         2.15%           1.93%          2.19%            2.02%
Efficiency ratio (1)                                     77.21%          58.98%         69.85%           60.20%

ASSET QUALITY:
Non-accrual loans                                                                      $34,644           $7,275
90+ and still accruing loans                                                                --              274
Non-performing loans                                                                    34,644            7,549
Foreclosed assets                                                                        1,041              528
Non-performing loans to
     total loans                                                                         0.81%            0.20%
Non-performing assets to
     total assets                                                                        0.56%            0.14%
Allowance for loan losses                                                              $40,782          $32,434
Allowance for loan losses to
     non-performing loans                                                              117.72%          429.65%
Allowance for loan losses to
     total loans                                                                         0.95%            0.86%

AVERAGE BALANCE SHEET DATA:

Assets                                               $6,255,688      $5,754,978      $6,070,742      $5,843,558
Loans, net                                            4,216,335       3,731,584      4,036,193        3,714,388
Earning assets                                        5,384,310       4,995,610      5,227,432        5,088,769
Core deposits                                         2,572,351       2,304,899      2,495,104        2,350,118
Borrowings                                              973,393         821,304        832,961          875,011
Interest-bearing liabilities                          4,705,625       4,245,809      4,509,917        4,296,095
Stockholders' equity                                  1,006,790       1,014,160      1,028,755        1,038,623
Average yield on interest-earning assets                  5.76%           5.66%          5.79%            5.54%
Average cost of interest-bearing liabilities              3.33%           3.03%          3.27%            2.74%


Notes
(1) Efficiency Ratio Calculation


                                                          Three Months Ended                  Year Ended
                                                             December 31,                   December 31,
                                                             ------------                   ------------
                                                            2007           2006           2007             2006
                                                            ----           ----           ----             ----
Net interest income                                      $38,283        $38,532       $154,878         $164,528
Non-interest income                                        5,536          8,999         35,537           31,951
                                                           -----          -----         ------           ------
Total income                                             $43,819        $47,531       $190,415         $196,479
                                                         =======        =======       ========         ========

Non-interest expense                                     $33,834        $28,036       $133,013         $118,273
                                                         =======        =======       ========         ========

     Expense/Income:                                      77.21%         58.98%         69.85%           60.20%
                                                          ======         ======         ======           ======


Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)                        December 31, 2007                            September 30, 2007
                                               -----------------------------------------     ---------------------------------------
                                                 Average                     Average           Average                   Average
                                                 Balance       Interest     Yield/Cost         Balance      Interest    Yield/Cost
                                               -----------------------------------------     ---------------------------------------
Interest-Earning Assets:
     Federal Funds Sold and
           Other Short-Term Investments      $     4,129     $      50           4.80  % $        3,297   $     42           4.97 %
     Investment Securities (1)                   362,549         3,742           4.13           369,457      3,802           4.12
     Securities Available for Sale               765,551         8,918           4.66           765,546      8,897           4.65
     Federal Home Loan Bank Stock                 35,746           575           6.38            28,300        521           7.31
     Net Loans (2)
  Total Mortgage Loans                         2,894,182        42,191           5.81         2,844,111     42,791           6.00
  Total Commercial Loans                         677,108        12,271           7.19           626,069     11,547           7.32
  Total Consumer Loans                           645,045        10,071           6.20           647,064     10,227           6.27
                                               ------------    ----------                   -------------  ---------
  Total Interest-Earning Assets                5,384,310        77,818           5.76         5,283,844     77,827           5.87
                                                               ----------     ---------                    ---------      ---------

Non-Interest Earning Assets:
     Cash and Due from Banks                      85,076                                         91,551
     Other Assets                                786,302                                        784,404
                                               ------------                                  -------------
  Total Assets                               $ 6,255,688                                   $  6,159,799
                                               ------------                                  -------------

Interest-Bearing Liabilities:
     Demand Deposits                         $ 1,032,160         7,117           2.74  %   $    965,442      6,679           2.74 %
     Savings Deposits                          1,054,116         3,918           1.47         1,123,319      4,523           1.60
     Time Deposits                             1,645,956        18,225           4.39         1,706,023     19,105           4.44
                                               ------------    ----------                    -------------  ---------
  Total Deposits                               3,732,232        29,260           3.11         3,794,784     30,307           3.17

  Total Borrowings                               973,393        10,275           4.19           785,760      8,237           4.16
                                               ------------    ----------                    -------------  ---------
  Total Interest-Bearing Liabilities           4,705,625        39,535           3.33         4,580,544     38,544           3.34
                                               ------------    ----------     ----------                    ---------    ----------

Non-Interest Bearing Liabilities                 543,273                                        549,645
                                               ------------                                  -------------
  Total Liabilities                            5,248,898                                      5,130,189
Stockholders' Equity                           1,006,790                                      1,029,610
                                               ------------                                  -------------
  Total Liabilities & Stockholders
    Equity                                   $ 6,255,688                                   $  6,159,799
                                               ------------                                  -------------


Net interest income                                          $  38,283                                    $ 39,283
                                                               ----------                                   ---------

Net interest rate spread                                                         2.43  %                                     2.53 %
                                                                                 ====                                        ====
Net interest-earning assets                  $   678,685                                   $    703,300
                                               ------------                                  -------------

Net interest margin (3)                                                          2.84  %                                     2.97 %
                                                                                 ====                                        ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.14   x                                       1.15   x

(1)  Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)  Annualized net interest income divided by average interest-earning assets.


The following  table  summarizes the net interest  margin for the previous year, inclusive.

                                                  12/31/07         9/30/07         6/30/07         3/31/07         12/31/06
                                                  4th Qtr.        3rd Qtr.        2nd Qtr.         1st Qtr.        4th Qtr.
Interest-Earning Assets:
 Securities                                           4.55%            4.55%           4.52%         4.45%           4.43%
 Net Loans                                            6.09%            6.24%           6.20%         6.12%           6.08%
    Total Interest-Earning Assets                     5.76%            5.87%           5.81%         5.72%           5.66%

Interest-Bearing Liabilities
 Total Deposits                                       3.11%            3.17%           3.07%         2.92%           2.81%
 Total Borrowings                                     4.19%            4.16%           4.09%         4.26%           3.95%
    Total Interest-Bearing Liabilities                3.33%            3.34%           3.23%         3.18%           3.03%

 Interest Rate Spread                                 2.43%            2.53%           2.58%         2.54%           2.63%
 Net Interest Margin                                  2.84%            2.97%           3.02%         3.02%           3.08%
 Ratio of Interest-Earning Assets to
    Interest-Bearing Liabilities                      1.14x            1.15x           1.16x         1.18x           1.18x


Average YTD Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)                         December 31, 2007                            December 31, 2006
                                               -----------------------------------------     ---------------------------------------
                                                 Average                     Average            Average                    Average
                                                 Balance        Interest      Yield             Balance        Interest     Yield
                                               -----------------------------------------     ---------------------------------------
Interest-Earning Assets:
     Federal Funds Sold and
  Other Short-Term Investments               $     5,200     $      275          5.28  %   $        7,655    $     404        5.27%
     Investment Securities (1)                   373,733         15,406          4.12             405,701       16,828        4.15
     Securities Available for Sale               780,836         35,794          4.58             925,010       39,758        4.30
     Federal Home Loan Bank Stock                 31,470          2,313          7.35              36,015        2,118        5.88
     Net Loans (2)
  Total Mortgage Loans                         2,820,350        167,506          5.94           2,746,028      160,192        5.83
  Total Commercial Loans                         585,567         42,151          7.20             390,781       27,840        7.12
  Total Consumer Loans                           630,276         39,132          6.21             577,579       34,999        6.06
                                              ------------    -----------                   --------------    ---------
  Total Interest-Earning Assets                5,227,432        302,577          5.79           5,088,769      282,139        5.54
                                                               ----------- -------------                       ---------  ----------

Non-Interest Earning Assets:
     Cash and Due from Banks                      88,124                                           78,965
     Other Assets                                755,186                                          675,824
                                               ------------                                  --------------
  Total Assets                               $ 6,070,742                                   $    5,843,558
                                               ------------                                  --------------

Interest-Bearing Liabilities:
     Demand Deposits                         $   849,235         21,269          2.50  %   $      579,366        8,020        1.38 %
     Savings Deposits                          1,168,530         18,674          1.60           1,313,997       18,198        1.38
     Time Deposits                             1,659,191         72,980          4.40           1,527,721       57,973        3.79
                                              ------------    -----------                   --------------    ---------
  Total Deposits                               3,676,956        112,923          3.07           3,421,084       84,191        2.46

  Total Borrowings                               832,961         34,776          4.17             875,011       33,420        3.82
                                              ------------    -----------                   --------------    ---------
  Total Interest-Bearing Liabilities           4,509,917        147,699          3.27           4,296,095      117,611        2.74
                                                              ----------- -------------                       ---------  ----------

Non-Interest Bearing Liabilities                 532,070                                          508,840
                                               ------------                                  --------------
  Total Liabilities                            5,041,987                                        4,804,935
Stockholders' Equity                           1,028,755                                        1,038,623
                                               ------------                                  --------------
  Total Liabilities & Stockholders'
    Equity                                   $ 6,070,742                                   $    5,843,558
                                              ------------                                   --------------

Net interest income                                          $  154,878                                      $ 164,528
                                                             -----------                                     ---------

Net interest rate spread                                                         2.52  %                                      2.80 %
                                                                                 ====                                         ====
Net interest-earning assets                  $   717,515                                   $      792,674
                                              ------------                                  --------------

Net interest margin (3)                                                          2.96  %                                      3.23 %
                                                                                 ====                                         ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.16   X                                         1.18  x

(1)  Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)  Annualized net interest income divided by average interest-earning assets.

The following table summarizes the YTD net interest margin for the previous three years, inclusive.

                                                                Year Ended
                                                ----------------------------------------
                                                     12/31/07     12/31/06      12/31/05
 Interest-Earning Assets:                            --------     --------      --------

   Securities                                         4.52%         4.30%        3.91%
   Net Loans                                          6.16%         6.00%        5.65%
     Total Interest-Earning Assets                    5.79%         5.54%        5.08%

Interest-Bearing Liabilities:
   Total Deposits                                     3.07%         2.46%        1.71%
   Total Borrowings                                   4.17%         3.82%        3.19%
     Total Interest-Bearing Liabilities               3.27%         2.74%        2.07%

Interest Rate Spread                                  2.52%         2.80%        3.01%
Net Interest Margin                                   2.96%         3.23%        3.34%
Ratio of Interest-Earning Assets to
    Total Interest-Bearing Liabilities                1.16x         1.18x        1.18x